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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-72446 and Forms S-8 No. 333-46358, No. 333-46302 and No. 333-46342), as amended, and in the related Prospectuses of Focal Communications Corporation of our report dated March 17, 2003 (except Note 2, as to which the date is March 26, 2003), with respect to the 2002 consolidated financial statements and schedule of Focal Communications Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Chicago, Illinois
March 27, 2003

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  Exhibit 23.1